                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                Consolidated Edison Company of New York, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

LOGO

                         Consolidated Edison Company of New York, Inc.

                         4 Irving Place, New York, N.Y. 10003

- --------------------------------------------------------------------------------
EUGENE R. McGRATH
CHAIRMAN OF THE BOARD

                                                                   April 8, 1996

Dear Stockholder:

     I hope you will join the Board of Trustees and management of your Company at The Theater at Madison Square Garden, Seventh Avenue between 31st and 33rd Streets, New York City for the annual meeting on Monday, May 20, 1996 at 1:30 p.m.

     Whether or not you plan to attend the annual meeting, please sign and return the enclosed proxy. It is very important that as many shares as possible be represented at the meeting.

     If after signing and returning your proxy you come to the meeting, you may vote in person even though you have previously sent in a proxy.

                                             Sincerely,


                                             /s/ Eugene R. McGrath
                                             ----------------------------------
                                             Eugene R. McGrath

LOGO

                         Consolidated Edison Company of New York, Inc.

                         4 Irving Place, New York, N.Y. 10003

- --------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     The Annual Meeting of Stockholders of Consolidated Edison Company of New York, Inc. will be held at The Theater at Madison Square Garden, Seventh Avenue between 31st and 33rd Streets, New York, New York, on Monday, May 20, 1996 at 1:30 P.M., E.D.S.T. for the following purposes:

          a. To elect thirteen members of the Board of Trustees;

          b. To ratify and approve the appointment of Price Waterhouse LLP as independent accountants for the year 1996;

          c. To ratify and approve the Consolidated Edison Company of New York, Inc. 1996 Stock Option Plan; and

          d. To act upon such other matters, including two stockholder proposals as set forth in the Proxy Statement (attached hereto and incorporated herein by reference), as may properly come before the meeting, or any adjournment thereof.

     You are cordially invited to attend this meeting. IF YOU PLAN TO ATTEND, please mark the appropriate box on the enclosed proxy card and we will send you an admission ticket.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. WE WILL SINCERELY APPRECIATE YOUR DOING SO.

                                            By Order of the Board of Trustees,

                                                 ARCHIE M. BANKSTON
                                                      Secretary

Dated: April 8, 1996

PROXY STATEMENT

SOLICITATION OF PROXIES

     This proxy statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Trustees of Consolidated Edison Company of New York, Inc. (the "Company" or "Con Edison"), which has its principal executive offices at 4 Irving Place, New York, New York 10003, for use at the 1996 Annual Meeting of Stockholders to be held on Monday, May 20, 1996. This proxy statement and the enclosed form of proxy are being mailed to stockholders on or about April 8, 1996.

     This solicitation of proxies for the Annual Meeting of Stockholders is being made by the management on behalf of the Board of Trustees of the Company and will be made by mail and by telephone, facsimile or overnight delivery. The expense thereof will be borne by the Company. The expense will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees or fiduciaries for forwarding proxy material and other documents to beneficial owners of stock held in their names. In addition, Morrow & Co. of New York, New York, has been retained to assist in the solicitation of proxies by the means described above. The estimated cost of Morrow's services is $17,000, plus out-of-pocket expenses.

RECORD DATE, OUTSTANDING
  VOTING SECURITIES AND VOTING RIGHTS

     Only the holders of record of $5 Cumulative Preferred Stock or of Common Stock as of the close of business on April 1, 1996 (the "record date") are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On the record date, there were outstanding 1,915,319 shares of $5 Cumulative Preferred Stock and 234,971,964 shares of Common Stock, each entitled to one vote per share upon all propositions to be presented at the meeting.

     Copies of the 1995 Annual Report are being mailed to all persons who as of the record date were holders of record of any shares of any class of stock of the Company.

     The enclosed proxy card is for the number of shares registered in your name with the Company together with any additional full shares held in your name in Con Edison's Automatic Dividend Reinvestment and Cash Payment Plan. The instructions on the proxy card provide that any shares registered in your name and any full shares held for your account in the Plan will be voted in the same manner.

     In all matters other than the election of Trustees and the approval of the 1996 Stock Option Plan, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting, entitled to vote and voting on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes are voted neither "for" nor "against", and have no effect on the vote, but are counted in the determination of a quorum. Trustees will be elected by a plurality of the votes present in person or represented by proxy at the annual meeting, entitled to vote and voting on the election of Trustees. The 1996 Stock Option Plan must be approved by the affirmative vote of a majority of all the outstanding shares entitled to vote at the annual meeting on the Plan.

EXECUTION AND REVOCATION OF PROXY

     Shares represented by proxies properly signed and returned will be voted at the meeting. Each proxy will be exercised in accordance with the stockholder's specifications thereon. If the proxy is signed but no specification is made, the shares represented by the proxy will be voted for the election of Trustees and in accordance with the recommendations of the Board of Trustees on other proposals.

     A stockholder who gives a proxy may revoke it at any time before the proxy is voted at the meeting. The proxy is revocable by a written instrument signed in the same manner as the proxy and received by the Secretary of the Company at or before the annual meeting. Also, a stockholder who attends the meeting in person may vote by ballot at the meeting, thereby cancelling any proxy previously given.

ATTENDANCE AND PROCEDURES AT ANNUAL MEETING

     Attendance at the annual meeting will be limited to stockholders of record, beneficial owners of Con Edison stock entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent stockholder, and invited guests of the management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization. In order to assure the holding of a fair and orderly meeting and to accommodate as many stockholders as possible who may wish to speak at the meeting, management will limit the General Discussion portion of the meeting to one hour and permit only stockholders or their authorized representatives to address the meeting. In addition, management will require that all signs, banners, placards and protest-type materials be left outside the meeting room.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF TRUSTEES

     Thirteen Trustees are to be elected at the Annual Meeting of Stockholders to hold office until the next annual meeting and until their respective successors shall have been elected and qualified. Of the thirteen Board members standing for election, two (the Chairman of the Board, President and Chief Executive Officer -- Eugene R. McGrath and the Executive Vice President and Chief Financial Officer -- Raymond J. McCann) are officers of the Company. The current non-officer nominee Trustees (who include a former Chairman of the Board and Chief Executive Officer and another former officer) bring to the Company the benefit of their broad expertise and experience in many diverse fields.

     Since the last annual meeting, the number of Trustees constituting the entire Board of Trustees has been reduced from fourteen to thirteen by amendment to Section 8 of the By-laws. The most recent amendment of Section 8 will be effective at the opening of business on May 20, 1996, the date of the retirement of Mr. Frederick P. Rose as a member of the Board of Trustees following over eighteen years of dedicated service to the Company. The pertinent portion of
Section 8 as amended will provide that "The affairs of the Company shall be managed under the direction of a Board consisting of thirteen Trustees....".

     All of the nominees were elected Trustees at the last annual meeting. The Company's management believes that all of the nominees will be able and willing to serve as Trustees of the Company. Mr. McCann has advised the Company that he intends to retire as an officer of the Company effective July 1, 1996, but that he is willing to continue to serve after that date as a Trustee.

     Shares represented by every properly signed proxy will be voted at the annual meeting for the election as Trustees of the persons nominated by management, except where the right to vote such shares is withheld as provided in the proxy or otherwise instructed. If one or more of such nominees is unable or unwilling to serve, the shares represented by the proxies will be voted for the other nominees and for any substitute nominee or nominees as shall be designated by management.

                           INFORMATION ABOUT NOMINEES

     The name and age of each of the nominees, the year in which each was first elected a Trustee of the Company, the principal occupation and business experience of each during the past five years, the number of shares of Common Stock of the Company beneficially owned by each as of the close of business on January 31, 1996, their directorships in other publicly-held business corporations and the more significant of their directorships in charitable and educational organizations as of that date are set forth below, based on information provided by the nominees.

                                           NAME, AGE, YEAR IN WHICH FIRST ELECTED TRUSTEE
                                                AND PRINCIPAL OCCUPATION AND BUSINESS
                                                   EXPERIENCE DURING PAST 5 YEARS
PHOTO                       E. VIRGIL CONWAY, 66--1970
                            Chairman, Metropolitan Transportation Authority, New York, N.Y. (public transportation) since April 1995. Mr. Conway was Chairman of the Financial
                            Accounting Standards Advisory Council from 1992 to July, 1995. Director or
                            Trustee, Accuhealth, Inc., Atlantic Mutual Insurance Company, Centennial
                            Insurance Company, HRE Properties, certain mutual funds managed by Phoenix
                            Home Life Mutual Insurance Company, Trism, Inc. and Union Pacific
                            Corporation. Mr. Conway is Chairman of the Audit Committee of The City of New
                            York and a Trustee of Pace University.
                            Shares owned: 12,686

PHOTO                       ARTHUR HAUSPURG, 70--1975
                            Former Chairman of the Board and Chief Executive Officer of the Company. Mr.
                            Hauspurg was Chairman of the Board and Chief Executive Officer from September
                            1982 through August 1990. He was President from 1975 through January 1989.
                            Director or Trustee, COMSAT Corporation, Prudential Government Securities
                            Trust, Prudential High Yield Fund, Inc., Prudential National Municipals Fund,
                            Inc., Prudential Growth Opportunity Fund, Inc. and Prudential Tax-Free Money
                            Fund, Inc. Member, National Academy of Engineering.
                            Shares owned: 17,468

PHOTO                       MYLES V. WHALEN, JR., 65--1977
                            Retired. Former Partner, Shearman & Sterling, Attorneys at Law, New York,
                            N.Y. from 1962 to 1968 and from 1970 until 1987. He was Vice President,
                            General Counsel and Secretary of the Company from 1968 to 1970.
                            Shares owned: 1,092

                                           NAME, AGE, YEAR IN WHICH FIRST ELECTED TRUSTEE
                                                AND PRINCIPAL OCCUPATION AND BUSINESS
                                                   EXPERIENCE DURING PAST 5 YEARS
PHOTO                       DONALD K. ROSS, 70--1977
                            Director and Retired Chairman of the Board, President and Chief Executive
                            Officer, New York Life Insurance Company, New York, N.Y. Director or Trustee,
                            Mackay-Shields Financial Corporation and The Mainstay Funds.
                            Shares owned: 800

PHOTO                       PETER W. LIKINS, 59--1978
                            President, Lehigh University, Bethlehem, Pa. Director or Trustee, COMSAT
                            Corporation, Parker-Hannifin Corporation, Safeguard Scientific, Inc. and St.
                            Luke's Hospital. Chairman, Communities In Schools -- Pennsylvania. Member,
                            National Academy of Engineering.
                            Shares owned: 1,706

PHOTO                       RUTH M. DAVIS, 67--1981
                            President and Chief Executive Officer, The Pymatuning Group, Inc.,
                            Alexandria, Va. (Technology management). Director or Trustee, Air Products and Chemicals, Inc., BTG, Inc., Ceridian Corporation, Giddings & Lewis, Inc.,
                            Premark International, Inc., Principal Mutual Life Insurance Company, Sprint
                            Corp., Varian Associates and The Aerospace Corporation (Chairman). Member,
                            American Academy of Arts and Sciences and National Academy of Engineering.
                            Director, USO Board of Governors.
                            Shares owned: 2,803

PHOTO                       RAYMOND J. MCCANN, 61--1987
                            Executive Vice President and Chief Financial Officer of the Company since
                            February 1, 1989. Mr. McCann was Executive Vice President--Division
                            Operations from 1980 through September 1987 and Executive Vice
                            President--Finance and Law from October 1987 through January 1989. Director,
                            Nuclear Electric Insurance, Ltd., Nuclear Mutual Ltd., Public Utilities
                            Reports, Inc., Citizens Budget Commission, Inc. and Harlem Youth Development
                            Foundation.
                            Shares owned: 5,987

                                           NAME, AGE, YEAR IN WHICH FIRST ELECTED TRUSTEE
                                                AND PRINCIPAL OCCUPATION AND BUSINESS
                                                   EXPERIENCE DURING PAST 5 YEARS
PHOTO                       EUGENE R. MCGRATH, 54--1987
                            Chairman of the Board, President and Chief Executive Officer of the Company
                            since September 1, 1990. Mr. McGrath was elected President and Chief
                            Operating Officer on February 1, 1989, served as Executive Vice
                            President--Operations from October 1987 through January 1989 and as Executive
                            Vice President--Central Operations from September 1982 through September
                            1987. Director or Trustee, Atlantic Mutual Insurance Company, Federal Reserve
                            Bank of N.Y., Business Council of New York State, Inc., New York City
                            Partnership and Chamber of Commerce, American Museum of Natural History,
                            Barnard College, National Action Council for Minorities in Engineering, Inc.,
                            American Woman's Economic Development Corporation, The Fresh Air Fund,
                            Wildlife Conservation Society and the United Way of New York City. Member,
                            National Academy of Engineering.
                            Shares owned: 12,991

PHOTO                       GORDON J. DAVIS, 54--1989
                            Partner, LeBoeuf, Lamb, Greene & MacRae, Attorneys at Law, New York, N.Y.
                            since October, 1994. Mr. Davis was previously a Partner, Lord Day & Lord,
                            Barrett Smith, Attorneys at Law, New York, N.Y. Director or Trustee, Phoenix
                            Home Life Mutual Insurance Company, certain mutual funds managed by the
                            Dreyfus Corporation, Dance Theater of Harlem, Lincoln Center for the
                            Performing Arts, Inc. and New York Public Library.
                            Shares owned: 834

PHOTO                       ELLEN V. FUTTER, 46--1989
                            President and Trustee, American Museum of Natural History, New York, N.Y.
                            since November, 1993. Ms. Futter was previously President of Barnard College.
                            Director, Trustee or Member, Bristol-Myers Squibb Company, Committee for
                            Economic Development, Council on Foreign Relations and New York City
                            Partnership.
                            Shares owned: 1,607

                                           NAME, AGE, YEAR IN WHICH FIRST ELECTED TRUSTEE
                                                AND PRINCIPAL OCCUPATION AND BUSINESS
                                                   EXPERIENCE DURING PAST 5 YEARS
PHOTO                       ROBERT G. SCHWARTZ, 68--1989
                            Director and former Chairman of the Board, President and Chief Executive
                            Officer, Metropolitan Life Insurance Company, New York, N.Y. Mr. Schwartz
                            served as Chairman of the Board of Metropolitan Life from 1983, and President and Chief Executive Officer from 1989, to April 1, 1993. Director or Trustee,
                            CS First Boston, Inc., COMSAT Corporation, Lone Star Industries, Inc., Lowe's
                            Companies Inc., Mobil Corporation, Potlatch Corporation, Reader's Digest
                            Association, Inc., Committee for Economic Development and Smeal College of
                            Business Administration at Penn State University (Board of Visitors).
                            Shares owned: 2,000

PHOTO                       RICHARD A. VOELL, 62--1990
                            Retired President and Chief Executive Officer, The Rockefeller Group, New
                            York, N.Y. (Real estate, real estate services and communications and communications services) and Private Investor. Mr. Voell was President and
                            Chief Executive Officer of The Rockefeller Group from 1982 to June 30, 1995.
                            Trustee or Member, Municipal Art Society, Council on Foreign Relations,
                            International Advisory Board of Fiat, New York City Partnership Executive
                            Committee and Wildlife Conservation Society Nominating Committee. Chairman,
                            Business Council for the United Nations and Past Chairman, Economic Club of
                            New York.
                            Shares owned: 2,521

PHOTO                       SALLY HERNANDEZ-PINERO, 43--1994
                            Of Counsel, Kalkines, Arky, Zall & Bernstein, Attorneys at Law, New York
                            since 1994. Mrs. Hernandez-Pinero served as Chairwoman of the New York City
                            Housing Authority from 1992 through 1993, New York City Deputy Mayor for
                            Finance and Economic Development from 1990 to 1992 and Commissioner and
                            Chairwoman of the Board of Directors of the Financial Services Corporation of
                            New York City. She also was the Deputy Borough President of Manhattan from
                            1986 to 1988. Director or Trustee, Accuhealth, Inc., The Dime Savings Bank,
                            Blue Shield Association, Cathedral of St. John the Divine Executive
                            Committee, National Income Realty Trust, Goodwill Industries, The
                            Metropolitan Museum of Art and Wesleyan University.
                            Shares owned: 749

     A complete list of directorships of nominees in charitable and educational organizations is available to any stockholder who requests one from the Secretary of the Company.

     The number of shares of Common Stock of the Company beneficially owned as of January 31, 1996, by each of the executive officers named in the compensation table on page 19 who are not also nominees is set forth below.

              NAME                                                   SHARES OWNED
              ----                                                   ------------
        Charles F. Soutar............................................     4,199
        J. Michael Evans.............................................       854
        Stephen B. Bram..............................................     3,902

     As of January 31, 1996, no nominee or officer was the beneficial owner of any other class of equity securities of the Company or beneficially owned more than .008 percent of the total outstanding Common Stock of the Company. As of the same date all officers and Trustees as a group beneficially owned 189,610 shares (.0807 percent) of the outstanding Common Stock of the Company. Each officer and Trustee held his or her shares with sole voting power and sole investment power, except for shares as to which voting power, or investment power, or both, were shared with a spouse or a relative of such person.

     To the best knowledge of the management of the Company, no person owned beneficially as of January 31, 1996 more than 5 percent of any class of voting securities of the Company.

     Based upon its review of the reports furnished to the Company for 1995 pursuant to Section 16 of the Securities Exchange Act of 1934, the Company believes that all of the reports, except one report sent via regular mail by Mr. Rose and received at the SEC one day late, were filed on a timely basis.

TRUSTEES' FEES AND ATTENDANCE

     Those Trustees who are not employees of the Company are paid an annual retainer of $22,000 and a fee of $1,000 for each meeting of the Board or a Committee of the Board attended, except that if the Committee meeting is held on the same day as the Board meeting, the fee paid for attending the Committee meeting is $800. Con Edison will reimburse members of the Board of Trustees who are not currently officers of the Company for expenses incurred in attending Board and Committee meetings.

     The Chairmen of the Audit, Budget and Contracts, Environmental, Executive Personnel and Pension, Finance, Nominating, and Planning Committees each receives an annual retainer fee of $3,000, provided, however, that if any Trustee is serving at the same time as the Chairman of the Budget and Contracts Committee and the Finance Committee he or she is paid only one such annual retainer. The Acting Chairman of any Board Committee is paid an additional meeting fee of $200 for any Committee meeting at which he or she presides. Trustees may participate in the Company's Discount Stock Purchase Plan, the Deferred Compensation Plan and the Retirement

Plan for non-officer Trustees described below. Members of the Board who are Company officers receive no retainer or meeting fees for their service on the Board.

     The Company has a deferred compensation plan applicable to non-officer members of the Board of Trustees. A Trustee who elects to participate in the plan may defer all or a portion of the compensation paid by the Company with interest. As of April 1, 1996, two Trustees were participants in the plan.

     The Company has a retirement plan for those Trustees who are not entitled to receive employee pension benefits from the Company. The plan provides that a Trustee who retires from the Board and who has completed ten full years of service on the Board, shall receive annually, for life, commencing at age 65, or the date of retirement, whichever is later, a benefit in an amount equal to the then annual retainer being paid to the active members of the Board of Trustees, changing as and when such annual retainer changes. The benefits for a Trustee who retires with less than ten years of service shall be prorated. As of April 1, 1996, three former Trustees were participants in the plan.

     The Company's Discount Stock Purchase Plan permits employees, including executive officers of the Company, to contribute up to 20 percent of their salaries into the plan, but not more than $25,000 per year. Non-officer members of the Board of Trustees are eligible to participate and may contribute up to $1,000 per month. Also, dividends may be reinvested. The Company contributes one-ninth of the participant's contributions, including reinvested dividends. The contributions are used to purchase outstanding shares of Common Stock of the Company for the participants. The Company pays brokerage and other expenses relating to the plan.

     Mr. Hauspurg has a consulting agreement with the Company pursuant to which he is paid $900 per day for services rendered to the Company. He received no payments under this agreement in 1995.

     The Board of Trustees held twelve regular meetings in 1995. During 1995 each incumbent Trustee attended more than 75 percent of the combined meetings of the Board of Trustees and the Board Committees on which he or she served, except Mr. Rose.

STANDING COMMITTEES OF THE BOARD

     The Audit Committee, composed of six non-officer Trustees (Mr. Rose, Chairman, Dr. Davis, Ms. Futter, Mrs. Hernandez-Pinero and Messrs. Davis and
Ross), meets with the Company's management, including its General Auditor, and its independent accountants several times a year to discuss internal controls and accounting matters, the Company's financial statements, and the scope and results of the auditing programs of the independent accountants and of the Company's internal auditing department. The Audit Committee also recommends to the Board of Trustees the appointment of the independent accountants for the Company, subject to stockholders' approval at the annual meeting. The Committee held three meetings in 1995.

     The Budget and Contracts Committee, composed of eight non-officer Trustees (Mr. Ross, Chairman, Dr. Davis and Messrs. Conway, Hauspurg, Likins, Rose, Schwartz and Whalen), examines into and makes recommendations to the Board with respect to the annual construction budget of the Company, major purchase authorizations and contractual commitments, and the annual operating budget, receives a five-year forecast of construction expenditures and reviews major real estate transactions and litigation settlements. The Committee held eleven meetings during 1995.

     The Environmental Committee, formed effective October 1, 1995 and composed of six non-officer Trustees (Ms. Futter, Chair, Dr. Davis, Mrs. Hernandez-Pinero and Messrs. Davis, Likins and Whalen), provides advice and counsel to the Company's management on corporate environmental policy and on such other environmental matters as from time to time the Committee deems appropriate; reviews significant new developments in environmental laws and governmental agency actions as they affect the Company's corporate environmental policy; reviews significant issues relating to the Company's compliance with environmental laws and regulations and corporate environmental policy; meets annually with the Planning Committee to review and evaluate planning and environmental issues; submits recommendations to the Board with respect to environmental related matters; and makes such other reviews and recommends to the Board such other actions as it may deem necessary or desirable to help promote sound planning by the Company with due regard to the protection of the environment. The Committee held seven meetings in 1995 (including six meetings held by the former Planning and Environmental Committee).

     The Executive Committee, which is composed of Mr. McGrath, the Chairman of the Board and of the Committee, and five non-officer Trustees (Messrs. Conway, Hauspurg, Rose, Ross and Whalen), may exercise during intervals between the meetings of the Board all the powers vested in the Board, except for certain specified matters. The Committee held no meetings during 1995.

     The Executive Personnel and Pension Committee, composed of six non-officer Trustees (Mr. Conway, Chairman, Mr. Davis, who served on the Committee until March 31, 1996, Mrs. Hernandez-Pinero and Messrs. Ross, Schwartz and Voell), reports and makes recommendations to the Board relating to officer and senior management appointments and compensation. In addition, the Committee makes incentive compensation awards to officers participating in the Company's Executive Incentive Plan, subject to confirmation by the Board of Trustees. If the Company's 1996 Stock Option Plan is approved by the stockholders at the annual meeting, the Committee will administer the Plan, including determining the recipients of, and the number of shares covered by, stock option grants. The Committee also reviews and makes recommendations as necessary to provide for orderly succession and transition in the executive management of the

Company and receives reports and makes recommendations with respect to minority and female recruitment, employment and promotion. It also oversees and makes recommendations to the Board with respect to compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"); and reviews and makes recommendations with respect to new benefit plans and plan amendments, the selection of plan trustees and the funding policy and contributions to the funded plans, and reviews the performance of the funded plans. The Committee held six meetings during 1995.

     The Finance Committee, which is composed of eight non-officer Trustees (Mr. Schwartz, Chairman, Dr. Davis and Messrs. Conway, Hauspurg, Likins, Rose, Ross and Whalen), reviews and makes recommendations to the Board with respect to the Company's financial condition and policies, its dividend policies, bank credit arrangements, financings, investments, nuclear decommissioning funds, and other financial matters, and reviews a five-year financial forecast. The Committee held twelve meetings during 1995.

     The Nominating Committee, composed of five non-officer Trustees (Mr. Whalen, Chairman, Ms. Futter and Messrs. Conway, Schwartz and Voell), is responsible for recommending candidates to fill vacancies on the Board of Trustees. In addition, the Committee assists with respect to the composition and size of the Board and of all Committees of the Board. The Committee also makes recommendations to the Board as to the compensation of members of the Board and of the Board Committees and other corporate governance matters. The Committee held four meetings in 1995. The Committee has no formal procedures for consideration of recommendations for nominations to the Board. It will consider candidates proposed by stockholders. Nominations for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company. Each nomination should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Secretary of the Company) from the suggested candidate, to the effect that the candidate is both willing and affirmatively desirous of serving.

     The Planning Committee, formed effective October 1, 1995 and composed of seven non-officer Trustees (Dr. Likins, Chairman, Dr. Davis, Ms. Futter, Mrs. Hernandez-Pinero and Messrs. Davis, Hauspurg and Rose), examines into and makes recommendations to the Board regarding long range energy planning for the Company's electric, gas and steam systems and the Company's major fuels policies. The Committee held seven meetings in 1995 (including six meetings held by the former Planning and Environmental Committee).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mrs. Hernandez-Pinero and Messrs. Conway, Davis, Ross, Schwartz and Voell were the members of the Company's Executive Personnel and Pension Committee in 1995. The law firm of

LeBoeuf, Lamb, Greene & MacRae of which Mr. Davis is a partner provided services to the Company in 1995 and may provide services in 1996.

MANAGEMENT PROPOSALS

PROPOSAL NO. 1--Approval of Appointment of Price Waterhouse LLP as Independent
  Accountants for the year 1996.

     At the annual meeting, the Board of Trustees will recommend that the stockholders ratify and approve the selection of Price Waterhouse LLP as independent accountants for the Company for the year 1996. Price Waterhouse LLP has acted in the same capacity for many years.

     Before the Audit Committee recommended to the Board of Trustees the appointment of Price Waterhouse LLP, it considered that firm's qualifications. This included a review of their performance in prior years, as well as their reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Price Waterhouse LLP in these respects. The Audit Committee reviewed information provided by Price Waterhouse LLP concerning litigation involving that firm and the existence of any investigations by the Securities and Exchange Commission into the financial reporting practices of companies audited by them. As to these matters, the Audit Committee has concluded that the ability of Price Waterhouse LLP to perform services in 1996 for the Company is not in any way adversely affected by any litigation or investigations reflected in such information.

     Representatives of Price Waterhouse LLP will be present at the annual meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     In connection with the 1995 audit, Price Waterhouse LLP reviewed the Company's annual report and examined the related financial statements, reviewed interim financial statements and certain of the Company's filings with the Federal Energy Regulatory Commission, the New York Public Service Commission and the Securities and Exchange Commission. Price Waterhouse LLP also performed audits of the financial statements of the Company's pension and certain other benefit plans. Payments to Price Waterhouse LLP for audit services in 1995 totalled $758,000.

     Adoption of Proposal No. 1 requires the affirmative vote of a majority of the shares of the Common Stock and $5 Cumulative Preferred Stock (voting together as a single class) voted on the proposal at the meeting.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

PROPOSAL NO. 2--Approval of the Consolidated Edison Company of New York, Inc.
  1996 Stock Option Plan.

     The Board of Trustees approved the adoption of the Consolidated Edison Company of New York, Inc. 1996 Stock Option Plan (the "Stock Option Plan") on January 23, 1996, subject to approval by the Company's shareholders. The purpose of the Stock Option Plan, which provides for granting options to purchase shares of the Company's Common Stock ($2.50 par value), is to promote the interests of the Company and its shareholders by providing long-term incentives to those persons with significant responsibility for the success and growth of the Company, by strengthening the Company's ability to attract and retain officers and other employees of the Company, and by aligning the interests of such persons with those of the Company's shareholders by facilitating their purchase of equity interests in the Company. The following summary of the material features of the Stock Option Plan is qualified in its entirety by reference to the complete text of the Stock Option Plan, which is attached as Appendix A to this proxy statement.

     Description of Plan -- Under the Stock Option Plan the Company may grant Incentive Options, which are incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-qualified Options, which are not incentive stock options under Section 422 of the Code. The Stock Option Plan is administered by the Executive Personnel and Pension Committee (the "Committee") of the Board of Trustees of the Company. The Committee is authorized to select the officers and employees of the Company who may be granted options under the Stock Option Plan and to determine the size and terms of any options, the time or times when options will be granted, the period or periods during which options will be exercisable and the form of agreements embodying options, all subject to and not inconsistent with the terms of the Stock Option Plan. Only persons selected by the Committee will receive options. All officers and employees of the Company are eligible to be so selected. In determining the persons to whom options are to be granted and the number of shares to be subject to such options, the Committee shall consider the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. While the Committee has not yet made any selections, it is anticipated that only a relatively small fraction of the Company's approximately 16,000 employees will be selected to receive options. For purposes of participation in the Stock Option Plan, the term "Company" includes any entity directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     Potential Option Grants -- As of April 1, 1996, there were 234,971,964 shares of Common Stock outstanding. The closing market price per share of the Company's Common Stock on April 1, 1996 was $32.25. The aggregate number of shares of Common Stock that may be delivered under the Stock Option Plan is 10,000,000 shares, which may be either authorized but unissued shares ("New Shares") or previously issued shares ("Outstanding Shares") reacquired by the Company pursuant to the Stock Option Plan or through open market, private or other purchases. The aggregate number of shares that may be covered by options granted to a single individual under the Stock Option Plan may not exceed 1,500,000 shares. However, pending the Committee selections, the number of shares to be covered by options granted to any specific individual or class of persons will not be determinable.

     Stock Options--A stock option entitles the optionee to purchase a specified number of shares of Common Stock at an exercise price per share determined by the Committee that may not be less than 100 percent of the Fair Market Value of a share of the Common Stock on the date the option is granted. Fair Market Value under the Stock Option Plan means the closing price per share of the Common Stock in the Consolidated Reporting System for the trading day immediately preceding the applicable transaction date under the Stock Option Plan. The Committee determines the period or periods during and events upon which an option shall be exercisable, but no option may be exercisable after the tenth anniversary of the date of the grant, except that an option may remain exercisable for up to one year following the optionee's death. The Committee shall provide the terms and conditions applicable to an option in the event of the optionee's termination of employment due to retirement, death, disability or any other reason. The exercise price may be paid in cash or check or, if permitted by the Committee, by tendering (either actually or by attestation) previously owned shares of Common Stock, by a third-party exercise procedure, or by a combination of the foregoing. In lieu of delivering shares covered by an option against payment of the option exercise price, the Committee may settle the exercise of an option by making a cash payment to the optionee equal to the difference between the Fair Market Value on the exercise date and the exercise price, or by delivering shares having a Fair Market Value equal to such a payment, or by a combination of both.

     New York State Public Service Commission Approval--Delivery of shares of Common Stock pursuant to the exercise of an option granted under the Stock Option Plan is subject to the approval of the New York State Public Service Commission. By order issued and effective March 18, 1996, the Commission granted authority to deliver up to 10,000,000 shares of Common Stock pursuant to the Plan. The Company is initially authorized to issue up to 1,200,000 New Shares within a limited period under the Plan, and must seek further authority, based on a showing of need for the funds, to issue additional New Shares or to issue New Shares after the initial period. However, the Company is in any event authorized to purchase and deliver up to 10,000,000 Outstanding Shares (less any New Shares issued) pursuant to the Plan.

     Federal Income Tax Consequences--Upon the grant or exercise of an Incentive Option, no income will be recognized by the optionee for federal income tax purposes, and the Company will not be entitled to any deduction. In order to have any gain or loss realized by the optionee upon the disposition of the shares of Common Stock acquired upon exercise of an Incentive Option taxed as long-term capital gain or loss, such shares must not be disposed of by the optionee during the one year period beginning on the date of the delivery of the Common Stock to the optionee or during the two year period beginning on the date of the grant of the option. No deduction will be allowed to the Company if such holding periods are satisfied. If the Common Stock is disposed of prior to the expiration of such holding periods, the excess of the Fair Market Value of the Common Stock on the date of the exercise (or if less, the Fair Market Value on the date of the disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of the disposition, and the Company will be entitled to a corresponding deduction. Exercise of an Incentive Option may subject the optionee to the alternative minimum tax.

     Upon the grant of a Non-qualified Option, no income will be realized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the Fair Market Value of the Common Stock at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction.

     Change in Control--The Committee has the power to determine what constitutes a change in control for purposes of the Stock Option Plan. In contemplation of the Company's undergoing, or in the event the Company undergoes, a change in control, or in the event of a merger or consolidation in which the Company is not to be the surviving corporation, or of a liquidation or reorganization of the Company, the Committee may in its sole discretion provide for appropriate adjustments and settlements of options either at the time the option is granted or at a subsequent date. Such adjustments may include accelerating any exercisability or expiration dates of an option.

     Amendment -- The Stock Option Plan may be amended at any time and from time to time by the Board and without the approval of shareholders of the Company, except that no amendment which increases the aggregate number of shares which may be delivered pursuant to the Plan or which, in the absence of shareholder approval, would cause the Plan not to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Code shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under any option theretofore granted under the Plan.

     Termination--The Stock Option Plan will terminate upon the earlier to occur of (i) the adoption by the Board of Trustees of a resolution terminating the Plan, or (ii) the tenth anniversary of obtaining shareholder approval of the Plan. No options may be granted after termination of the Plan. No termination of the Plan may materially adversely affect the rights or obligations of any person under an option previously granted under the Stock Option Plan without the person's written consent.

     Adoption of Proposal No. 2 requires the affirmative vote of a majority of all of the outstanding shares of the Common Stock and the $5 Cumulative Preferred Stock (voting together as a single class) entitled to vote thereon at the meeting.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

STOCKHOLDER PROPOSALS

PROPOSAL NO. 3--John J. Gilbert, 29 East 64th Street, New York, New York
  10021-7043, owning 125 shares, Margaret R. Gilbert, owning 124 shares, and both Executors of the Estate of Lewis D. Gilbert for 100 shares and/or Edith and/or Edward Rudy, owning 1,529 shares of Common Stock, have submitted the following proposal:

          "RESOLVED: That the stockholders of Consolidated Edison Company of New York, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

     The statement made in support of this proposal is as follows:

     "Continued strong support along the lines we suggest were shown at the last annual meeting when 20.7%, 11,764 owners of 31,430,797 shares, were cast in favor of this proposal. The vote against included 14,556 unmarked proxies.

     "A California law provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     "The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

     "We think cumulative voting is the answer to find new directors for various committees. Some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending staggered boards.

     "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have also been prevented with cumulative voting.

     "Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Ingersoll-Rand also having cumulative voting won two awards. FORTUNE magazine ranked it second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 and 1995 they raised their dividend.

     "Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% of the shares cumulative voting applies, it applies at the latter company.

     "In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

     "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST PROPOSAL NO. 3 FOR THE FOLLOWING REASONS:

     The same proposal was submitted by Mr. Gilbert to the Company's 1995, 1994, 1987, 1986, 1985 and 1984 annual meetings of stockholders, to each of six annual meetings held from 1974 through 1979 and to several prior meetings and was overwhelmingly defeated each time. The proposal, in the opinion of the Board of Trustees, is contrary to the best interest of the Company and its stockholders. The Trustees, in administering the affairs of the Company, should function for the benefit of all stockholders. The present system of voting for the election of Trustees, under which the holders of a plurality of the votes cast at a meeting of stockholders elect a Board of Trustees to represent all the stockholders, has served well. If this proposal were adopted, a Trustee who was elected only because of cumulative voting might represent and act for the benefit of a special interest rather than for the benefit of all stockholders.

     In the opinion of counsel this resolution, if adopted, would not constitute an amendment of the Certificate of Incorporation of the Company permitting cumulative voting, but would constitute a formal request by the stockholders that the Board of Trustees submit to a later meeting of the stockholders a proposal to amend the Company's Certificate of Incorporation so as to permit cumulative voting by the Company's stockholders in voting for the election of members of the Board of Trustees.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST PROPOSAL NO 3.

PROPOSAL NO. 4--Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia
  Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 200 shares of Common Stock, has submitted the following proposal:

          "RESOLVED: That the shareholders recommend that the Board take the necessary step that Con Edison specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $100,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them."

     The statement made in support of this proposal is as follows:

          "In support of such proposed Resolution it is clear the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.

          "Last year the owners of 19,487,538 shares, representing approximately 13% of shares voting, voted FOR this proposal.

          "If you AGREE, please mark your proxy FOR this resolution."

     THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL NO. 4 FOR THE FOLLOWING REASONS:

     Disclosure of executive compensation is governed by the Securities and Exchange Commission's proxy solicitation rules, which in 1992 were substantially revised after extensive comment from interested members of the public. In accordance with those rules the Company currently provides on pages 19 and 20 of the Proxy Statement compensation for the five highest paid executive officers.

     The proposal would impose on the Company more stringent disclosure requirements than those imposed on other companies by the Commission's rules. The Board believes that any changes in the disclosure requirements should emanate from the Commission and should be uniformly applicable to all companies subject to the proxy rules.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST PROPOSAL NO. 4.
- --------------------------------------------------------------------------------

     Adoption of the preceding stockholder resolutions (Proposals 3 and 4) would require the affirmative vote of a majority of shares of the Common Stock and $5 Cumulative Preferred Stock (voting together as a single class) voted thereon at the meeting.

- --------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of 1995.

                                                                          LONG TERM
                                            ANNUAL COMPENSATION          COMPENSATION
                                     ----------------------------------  ------------
                                                                             LONG
                                                                             TERM
                                                              OTHER       INCENTIVE    ALL OTHER
          NAME AND                                            ANNUAL         PLAN       COMPEN-
     PRINCIPAL POSITION       YEAR    SALARY    BONUS(1)   COMPENSATION   PAYOUTS(1)   SATION(2)
- ----------------------------  -----  ---------  ---------  ------------  ------------  ---------
Eugene R. McGrath...........  1995   $ 660,000  $ 273,000    $ 16,077      $ 77,809     $24,651
Chairman of the Board,        1994   $ 603,333  $ 235,733    $ 14,515      $ 61,030     $23,406
President and Chief           1993   $ 551,667  $ 253,500    $ 14,615      $ 58,653     $24,348
Executive Officer

Raymond J. McCann...........  1995   $ 390,000  $ 129,360          --      $ 57,059     $ 7,350
Executive Vice President and  1994   $ 366,083  $ 114,693          --      $ 54,604     $ 7,268
Chief Financial Officer       1993   $ 343,333  $ 126,500    $  2,588      $ 54,987     $ 7,075

Charles F. Soutar...........  1995   $ 331,333  $  80,000          --      $ 30,183     $ 7,350
Executive Vice President--    1994   $ 311,333  $  80,000          --      $ 41,758     $ 7,268
Central Services              1993   $ 291,500  $  83,333    $  2,484      $ 43,989     $ 7,075

J. Michael Evans............  1995   $ 311,000  $  80,000          --            --     $ 7,350
Executive Vice President--    1994   $ 292,333  $  73,333          --            --     $ 7,268
Customer Service              1993   $ 274,000  $  73,333    $  2,277            --     $ 7,075

Stephen B. Bram.............  1995   $ 273,500  $  66,667          --      $ 18,446     $ 7,350
Senior Vice-President--       1994   $ 243,000  $  73,333          --      $ 23,769     $ 7,143
Central Operations            1993   $ 226,000  $  56,667    $  3,615      $ 27,126     $ 6,778

- ------------

     (1) See description of the Long-Term Incentive Plan, below.

     (2) The amounts shown in this column consist of amounts contributed by the Company under its Discount Stock Purchase Plan (DISCOP) and Thrift Savings Plan for Management Employees (Thrift Plan) and amounts paid for life insurance for Mr. McGrath, as follows: For 1995, Mr. McGrath, life insurance--$16,212, Thrift Plan--$7,350; DISCOP--$1,089; Mr. McCann, Thrift Plan--$7,350; Mr. Soutar, Thrift Plan--$7,350; Mr. Evans, Thrift Plan--$7,350; Mr. Bram, Thrift Plan--$7,350; For 1994, Mr. McGrath, life insurance--$15,154, DISCOP--$984, Thrift Plan--$7,268; Mr. McCann, Thrift Plan--$7,268; Mr. Soutar, Thrift Plan--$7,268; Mr. Evans, Thrift Plan--$7,268; Mr. Bram, Thrift Plan-- $7,143; For 1993, Mr. McGrath--life insurance--$16,383, DISCOP--$890, Thrift Plan--$7,075; Mr. McCann, Thrift Plan--$7,075; Mr. Soutar, Thrift Plan--$7,075; Mr. Evans, Thrift Plan--$7,075; Mr. Bram, Thrift Plan--$6,778.

 EMPLOYMENT CONTRACTS OF EXECUTIVE OFFICERS LISTED IN THE SUMMARY COMPENSATION
                                     TABLE

     Mr. McGrath has an agreement with the Company which provides for his employment on a year-to-year basis with automatic one-year extensions unless either party terminates the agreement upon at least twelve prior months' notice. The agreement provides for Mr. McGrath to receive an annual salary of $675,000 (effective September 1, 1995), plus annual deferred compensation of $25,000 with interest. Mr. McGrath's salary is reviewed annually by the Executive Personnel and Pension Committee and, with the concurrence of the Board, may be increased as a result of that review. The agreement also provides for the Company to purchase supplemental term life insurance for Mr. McGrath, the premiums for which are included in the Summary Compensation Table.

     Mr. McCann has an agreement with the Company which provides, effective February 1, 1996, for an annual salary of $367,000, plus annual deferred compensation of $50,000 with interest. Mr. McCann's salary is subject to an annual review by the Executive Personnel and Pension Committee. His employment may be terminated by either Mr. McCann or the Company, at any time, on written notice to the other.

                        REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation policies are administered by the Executive Personnel and Pension Committee (the Committee) of the Board of Trustees. The Committee was composed of six Trustees in 1995. All action by the Committee pertaining to executive compensation is submitted to the full Board of Trustees for approval. The Committee submits the following report related to compensation matters for 1995.

     The Committee's compensation policy--The Committee believes that total executive compensation should be such as to attract to the Company, motivate and reasonably reward individuals of the highest professional and personal qualifications and, at the same time, secure substantial and proportionate value for the Company. In 1995, compensation of the Company's executive officers consisted primarily of base salary, which is reviewed by the Committee annually, and a potential award under the Company's Executive Incentive Plan, which is described under the caption "Long Term Incentive Plan" on page 24. In furtherance of its policy, in January 1996 the Committee recommended and the Board of Trustees approved the submission of a Stock Option Plan to the Company's stockholders for approval. The plan is described on pages 12-16. In making its recommendations to the Board of Trustees, with respect to salaries of officers other than Mr. McGrath, and awards under the Executive Incentive Plan for officers other than Mr. McGrath and Mr. McCann, the Committee considers recommendations made to it by Mr. McGrath. With respect to Mr. McGrath's salary and any award under the Executive Incentive Plan to him or Mr. McCann, the Committee initiates the recommendation that it makes to the Board of Trustees.

     Individual performance is the primary factor considered in determining base salary, within a range appropriate to that individual's position, although in some cases corporate performance may also be relevant to base salary determinations. Awards under the Executive Incentive Plan are based on both individual and corporate performance. Base salary ranges are identified for the Company's officers with reference to salaries paid by other utilities and industry in general, as reflected in surveys by such organizations as the Edison Electric Institute and in general industry studies conducted by compensation consulting firms. These surveys are not identical to the surveys referred to in the next paragraph. In addition, an attempt is made to assure internal equity by maintaining appropriate salary relationships. Increases for individuals are based on the current salary's relationship to the range for the position (but not to any specific level within the range) and the individual's performance with respect to the requirements of the individual's position.

     In considering the level of Mr. McGrath's compensation, the Committee reviewed surveys of the compensation paid to the chief executive officers of other utilities with revenues exceeding $2 billion and a survey by the Edison Electric Institute of the compensation paid to the chief executive officers in both the electric utility industry and general industry. The Committee does not target Mr. McGrath's compensation to any specific level within the ranges of compensation paid by these comparison companies but uses the surveys as references. The utilities included in the surveys referred to in this paragraph and the previous paragraph are some but not all of the utilities included in the Standard & Poor's Electric Utilities Index or the Standard & Poor's Utilities Index shown on the performance graph on page 27. None of the non-utility companies in the surveys are in either index.

     The Committee believes that an evaluation of corporate performance must take account of many factors affecting the Company's operations, over some of which management has total or considerable control and over others of which it has little or no control. In this context it looks not only to current reported financial operating results and financial condition (as reflected in such factors as earnings per share, return on common equity, and debt ratings), but also to a wide range of other information relating to the quality of service provided to customers, the efficiency of operations, the development and management of personnel and the effectiveness of management's efforts to strengthen the Company for the future. In recommending the base salaries or awards under the Executive Incentive Plan, the Committee does not have a predetermined list of criteria nor does it have a formula for weighing or applying the criteria the Committee members consider. The process is neither arithmetic nor formulaic, but judgmental.

     1995 Base Salary Determinations--In 1995 individual performance and salary ranges relevant to Company officers were the factors considered by the Committee in determining the base salaries recommended for such individuals.

     1995 Executive Incentive Plan Awards -- In recommending the amount awarded under the Executive Incentive Plan for plan year 1995, the Committee considered the following financial factors: earnings per share in 1995 of $2.93 were the second highest on record; controllable expenses were $1,405 million or 3% less than budgeted; the dividend was increased in 1995 by 2%, compared to an industry average increase of 1.7%; at December 31, 1995 the Common Stock price was 23.3% higher than at December 31, 1994; over the five-year period ended December 31, 1995, the total return on the Company's Common Stock, measured on the basis of a $100 investment, was $187.50, compared to $176.90 for the S&P Electric Utilities Index, $185.40 for the S&P Utility Index and $215.40 for the S&P 500 Index; the Company remains one of the financially strongest utilities in the country, although the major rating agencies lowered ratings one notch on the Company's senior debt, to Aa3 by Moody's and A+ by Standard and Poor's (which held to the same rating for the Company's unsecured debt); uncollectible bills were up in 1995 compared to 1994; Equivalent Number of Days of Revenue Outstanding for the year decreased by about 1.6 days, from 27.4 days in 1994 to 25.8 days in 1995; the Company earned a total of $65.0 million in incentives in 1995 under electric and gas rate agreements; and the Company refunded in advance of maturity $128.3 million of 9% 1985 A tax-exempt notes and $27.4 million of the 9.7% 1990 A debentures, with a net present value customer savings of about $39 million. The Committee also considered the following operating factors: the power supply system performed well in 1995; the system experienced a record peak electric load of 10,805 MW on August 2; the distribution system performed well during 1995, despite one of the hottest summers on record; the overall customer interruption rate of 1995 was a 19.5% improvement over 1994; Indian Point Unit No. 2 started 1995 by extending its world record for continuous operation to 616 days, and following a refueling and maintenance outage, the unit returned to service and ran with an average capacity factor of about 92%; the Nuclear Regulatory Commission concluded another of its periodic assessments of plant performance and determined that safe plant operation continued during the assessment period with superior performance in maintenance and engineering; on April 21, 1995, in connection with the Company's guilty plea related to the Gramercy Park explosion, the federal court imposed a fine of $2 million and placed the Company on probation for a period of three years; the Company put in place the organizational and program structure to carry out the mandates of the DEC Consent Order and the Gramercy Park Court Order, and to carry forward the Con Edison Program of Environmental Excellence; in 1995, $64 million worth of goods and services were purchased from minority-owned firms; and the Company showed major improvements in its safety record during 1995.

     Based on the Committee's review of the Company's performance in 1995, as reflected in the factors mentioned above, for 1995 the Committee recommended, and the Board approved, that the total amount awarded under the Executive Incentive Plan to all participants as a group be 90 percent of the maximum amount provided by the Plan.

     CEO Compensation--In making its recommendations to the Board of Trustees with respect to both the base salary and the Executive Incentive Plan award for 1995 of Mr. Eugene R. McGrath, the Committee considered among other things the Company's financial operating results; the strength of its financial condition; the efficiency and high level of reliability of the Company's generating system during the year; the record performance of the Indian Point No. 2 Unit; the Company's success in earning the incentives for customer service, fuel economy and the Enlightened Energy program under the electric and gas rate cases, the effectiveness with which Mr. McGrath is leading the Company's efforts to achieve its goal of Environmental Excellence; the efforts made by Mr. McGrath in changing the culture of the Company and positioning it to compete in a changing utility environment; and levels of compensation of chief executive officers of the other companies included in the compensation surveys referred to in the second full paragraph on page 21.

     I.R.S. Limitations on Deductibility of Executive Compensation -- Recent federal legislation restricts the deductibility, for federal income tax purposes, of certain executive compensation above a specified threshold. No Company executives currently receive annual compensation reaching the threshold. Nevertheless, the tax law provisions are complex, and under certain circumstances could restrict the Company's deduction in a given year. The Committee intends to take into account these tax law provisions in structuring the Company's executive compensation in future years.

                                     The Executive Personnel and Pension
                                     Committee
                                           E. Virgil Conway (Chairman)
                                           Gordon J. Davis
                                           Sally Hernandez-Pinero
                                           Donald K. Ross
                                           Robert G. Schwartz
                                           Richard A. Voell

                            LONG TERM INCENTIVE PLAN

     The Company's Executive Incentive Plan is designed to provide executives with incentives to achieve goals that are important to shareholders and customers. Each year a maximum incentive fund is established by the Executive Personnel and Pension Committee, subject to the approval of the Board of Trustees based on the salaries of the eligible participants at the end of the prior year. This maximum fund may not exceed one half of one percent of the Company's net income for the year. It may be reduced or eliminated entirely as recommended by the Committee, based upon the Committee's assessment of the Company's performance during the year, and it is required to be eliminated in any year in which the Company reduces or omits a dividend on its Common Stock. Awards may be made by the Committee, subject to the approval of the Board, to eligible executives based upon their performance during the year. Payment of one-third of any award is deferred for five years (or until retirement, if earlier) and is subject to forfeiture if the participant is terminated for cause or resigns prior to reaching age 65 during the deferral period. A recipient may elect to further defer the one-third, and to defer all or any part of the remaining two-thirds of an award, for payment at or after retirement, or at some earlier time. Portions of awards that are required to be deferred are treated during the mandatory deferral period as if the portions were invested in Common Stock of the Company and are credited with dividend equivalents and credited or debited for increases or decreases in the market value of an equivalent number of shares ("equivalent stock units"). Portions of awards voluntarily deferred are similarly treated or are allocated to an interest account and credited with interest, depending on an election made by the recipient prior to the award. Those portions (two-thirds) of the plan year 1995 awards that are not required to be deferred are shown in the Summary Compensation Table, above, under the "bonus" column. The following table shows for those portions (one third) of the plan year 1995 awards that were mandatorily deferred, the number of equivalent stock units and the mandatory deferral period. In 1995 the five-year deferral period expired with respect to the mandatorily deferred awards made for 1989. The accrued amount of these awards at January 1, 1995 is shown in the Summary Compensation Table under "Long Term Incentive Plan Payouts." Under Mr. McGrath's employment contract, mandatorily deferred awards are not subject to forfeiture.

                                       EXECUTIVE INCENTIVE PLAN--AWARDS FOR 1995
                                     ---------------------------------------------
                                      NO. OF EQUIVALENT           PERIOD UNTIL
                                         STOCK UNITS               MATURATION
                                     --------------------     --------------------
          Eugene R. McGrath........          4,241            5 years
          Raymond J. McCann........          2,009            5 years
          Charles F. Soutar........          1,243            5 years
          J. Michael Evans.........          1,243            5 years
          Stephen B. Bram..........          1,036            5 years

                                 PENSION PLANS

     The following table shows, for the salary levels and years of service indicated, the annual pension benefit payable commencing at age 65 under the Company's Retirement Plan for Management Employees (the "Management Plan"), a funded, tax-qualified, defined benefit pension plan, and the Company's Supplemental Retirement Income Plan, an unfunded, non-qualified plan (together referred to as the "Plans"), as supplemented in the case of Messrs. McGrath, McCann and Evans by separate agreements.

                               PENSION PLAN TABLE

 FINAL                                          YEARS OF SERVICE
AVERAGE      --------------------------------------------------------------------------------------
 SALARY         15           20           25           30           35           40           45
- --------     --------     --------     --------     --------     --------     --------     --------
$ 50,000     $ 11,250     $ 15,000     $ 19,000     $ 24,000     $ 25,250     $ 26,500     $ 27,750
$100,000     $ 24,458     $ 32,611     $ 41,264     $ 51,917     $ 54,417     $ 56,917     $ 59,417
$200,000     $ 52,208     $ 69,611     $ 88,014     $110,417     $115,417     $120,417     $125,417
$300,000     $ 79,958     $106,611     $134,764     $168,917     $176,417     $183,917     $191,417
$400,000     $107,708     $143,611     $181,514     $227,417     $237,417     $247,417     $257,417
$500,000     $135,458     $180,611     $228,264     $285,917     $298,417     $310,917     $323,417
$600,000     $163,208     $217,611     $275,014     $344,417     $359,417     $374,417     $389,417
$700,000     $190,958     $254,611     $321,764     $402,917     $420,417     $437,917     $455,417
$800,000     $218,708     $291,611     $368,514     $461,417     $481,417     $501,417     $521,417
$900,000     $246,458     $328,611     $415,264     $519,917     $542,417     $564,917     $587,417

     The Plans provide pension benefits based on (i) the participant's highest average salary for 60 consecutive months within the 120 consecutive months prior to retirement ("final average salary"), (ii) the portion of final average salary in excess of the Social Security taxable wage base in the year of retirement, and (iii) the participant's length of service. Participants in the Plans whose age and years of service equal 75 are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. Benefits payable to a participant who retires between ages 55 and 59 with less than 30 years of service are subject to a reduction of 1 1/2 percent for each full year of retirement before age 60. Early retirement reduction factors are not applied to pensions of employees electing retirement at age 55 or older with at least 30 years of service. However, benefits payable on the portion of final average salary in excess of the Social Security taxable wage base to a participant who retires before age 65 are subject to IRS reduction factors. The years of service covered by the Plans are for Mr. McGrath, 33 years; Mr. McCann, 40 years; Mr. Soutar, 38 years; Mr. Evans, 22 years and Mr. Bram, 33 years. Current salary rates covered by the Plans for Messrs. McGrath, McCann, Soutar, Evans and Bram are $700,000, $417,000, $353,000, $323,000 and $290,000,
respectively. The Plans provide an annual adjustment equal to the lesser of 3% or 3/4 of the annual increase in the Consumer Price Index to offset partially the effects of inflation.

     Mr. McGrath's agreement provides that under certain circumstances, if he elects upon termination of his employment to defer the commencement of his pension as permitted by the Plans, the Company will accrue and later pay with interest the amounts which Mr. McGrath would have been entitled during the deferral period to receive under the Plans, as supplemented by his agreement.

PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total stockholder return on its common stock for a five year period (December 31, 1990 to December 31, 1995) with the cumulative total return of the Standard & Poor's Electric Utilities index, the Standard & Poor's Utilities index and the Standard & Poor's 500 Stock index.

     The Company has added the Electric Utilities index to the comparison this year and will, hereafter, be discontinuing the use of the Utilities index which is reported herein for transition purposes. The Company, in 1995, derived over 82 percent of its operating revenues from electric operations and considers the Electric Utilities index more appropriate for return comparison purposes than the Utilities index which is heavily weighted with non-energy companies.

                COMPARISON OF FIVE YEAR TOTAL CUMULATIVE RETURN*

CON EDISON, S&P ELECTRIC UTILITIES INDEX, S&P UTILITIES INDEX AND S&P 500 INDEX
                     DECEMBER 31, 1990 TO DECEMBER 31, 1995

                             [PERFORMANCE GRAPH]

                            1990        1991       1992       1993       1994       1995
Con Edison                  100        130.1      158.0      164.5      142.1      187.5
S&P Electric Utilities      100        130.2      137.8      155.2      134.9      176.9
S&P Utilities               100        114.6      123.9      141.8      130.5      185.4
S&P 500                     100        130.5      140.4      154.6      156.6      215.4

* Based on $100 invested at December 31, 1990; reinvestment of all dividends in equivalent shares of stock; and market price changes on all such shares.

CERTAIN INFORMATION AS TO INSURANCE AND INDEMNIFICATION

     No stockholder action is required with respect to the following information which is included to fulfill the requirements of Sections 725 and 726 of the Business Corporation Law of the State of New York.

     Effective December 2, 1995, the Company purchased insurance providing for reimbursement, with certain exclusions and deductions, to (a) the Company for payments it makes to indemnify Trustees, directors, officers and assistant officers of the Company and its subsidiaries and (b) Trustees, directors, officers and assistant officers for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by the Company. The insurers are:
Aetna Casualty and Surety Company, A.C.E. Insurance Company, Ltd., Continental Casualty Company, X.L. Insurance Company, Ltd. and Zurich Insurance Company. The cost of this insurance was $1,285,000 for a one year term. The Company also purchased from Federal Insurance Company, Aetna Casualty and Surety Company and A.C.E. Insurance Company, Ltd. additional insurance coverage, for one year effective January 1, 1996, insuring the Trustees, officers and employees of the Company and certain other parties against certain liabilities which could arise in connection with the administration of the Company's employee benefit plans. The cost of such coverage was $275,575.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     In order to be included in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting, stockholder proposals must be received by the Company at its principal office at 4 Irving Place, New York, New York 10003 by December 9, 1996.

OTHER MATTERS TO COME BEFORE THE MEETING

     Management intends to bring before the meeting only the election of Trustees and Proposals Nos. 1 and 2 above and knows of no matters to come before the meeting other than the matters set forth herein. If other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Stockholders planning to attend the meeting but choosing not to return the proxy card should send a note requesting an admission ticket in the envelope provided.
                                              By Order of the Board of Trustees,

                                                        ARCHIE M. BANKSTON
                                                            Secretary
New York, N.Y.
April 8, 1996

                                   APPENDIX A

                         CONSOLIDATED EDISON COMPANY OF
                                 NEW YORK, INC.

                             1996 STOCK OPTION PLAN
              ----------------------------------------------------

                                   ARTICLE 1

                           ESTABLISHMENT AND PURPOSE

     Section 1.1. Establishment. Effective January 23, 1996 and subject to the provisions of Article 11 hereof, Consolidated Edison Company of New York, Inc., (the "Company"), hereby establishes a stock option plan as described herein which shall be known as the Consolidated Edison Company of New York, Inc. 1996 Stock Option Plan (the "Plan"). The Plan provides for the grant of stock options qualifying as incentive stock options satisfying the requirements of Section 422 of the Code (as defined in Section 2.2) and/or the grant of non-qualified stock options which are not intended to so qualify under Section 422 of the Code.

     Section 1.2. Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by providing long-term incentives to those persons with significant responsibility for the success and growth of the Company, by strengthening the Company's ability to attract and retain officers and other employees of the Company on a competitive basis and by aligning the interests of the officers and other employees with the Company's shareholders, through facilitating their acquisition of equity interests in the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of the Plan, the following terms shall have the meanings provided herein:

     Section 2.1.  "Board" means the Board of Trustees of the Company.

     Section 2.2. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     Section 2.3. "Committee" means the Executive Personnel and Pension Committee of the Board or such other committee as may be appointed by the Board to administer the Plan;

provided, however, that the Committee shall consist of three or more non-employee members of the Board who shall qualify to administer the Plan as contemplated by both Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

     Section 2.4. "Disability" means permanent and total disability as defined under the Company's Long-Term Disability Plan for Management Employees, as in effect from time to time.

     Section 2.5. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     Section 2.6. "Fair Market Value" means the closing price of a Share in the Consolidated Reporting System as reported in the Wall Street Journal or in a similarly readily available public source for the trading day immediately prior to the applicable transaction date under the Plan. If no trading of Shares occurred on such date, the closing price of a Share in such System as reported for the preceding day on which sales of Shares occurred shall be used.

     Section 2.7. "Incentive Option" means an option granted under the Plan to purchase Shares and which is intended to qualify as an incentive stock option under Section 422 of the Code.

     Section 2.8. "Non-qualified Option" means an option granted under the Plan to purchase Shares and which is not intended to qualify as an Incentive Option.

     Section 2.9. "Option" means, collectively, Incentive Options and Non-qualified Options.

     Section 2.10. "Shares" means shares of the Company's common stock, $2.50 par value.

                                   ARTICLE 3

                                 ADMINISTRATION

     Section 3.1. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation authority to select the employees to be granted Options, to determine the size and terms of the Options to be granted to each employee selected, to determine the time or times when Options will be granted, the period or periods during which Options will be exercisable, and to prescribe the form of the agreements embodying Options granted under the Plan. The Committee shall be authorized to interpret the Plan and the

Options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. In no event, however, shall the Committee have the right to grant dividend equivalents in respect of Options or to cancel outstanding Options for the purpose of replacing or regranting such Options with a purchase price that is less than the purchase price of the original Option.

     (b) The Committee shall maintain a written record of its proceedings. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all persons affected by the decision, including the Company, any employee or optionee or any person claiming any rights under the Plan from or through any employee or optionee. The Committee may delegate to one or more of its members or to any officer or officers of the Company such administrative duties under the Plan as the Committee may deem advisable.

                                   ARTICLE 4

                         ELIGIBILITY AND PARTICIPATION

     Options may be granted to officers and other employees of the Company as the Committee may from time to time select. Any officer or employee of the Company shall be eligible to receive one or more Options, subject to the limitation set forth in Section 5.1. In determining the persons to whom Options are to be granted and the number of Shares subject to each Option, the Committee shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. For purposes of participation in the Plan, the term "Company" shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

                                   ARTICLE 5

                             SHARES SUBJECT TO PLAN

     Section 5.1. Amount of Stock. There may be delivered under the Plan an aggregate of not more than 10,000,000 Shares, subject to adjustment as provided in Section 5.2. The aggregate number of Shares that may be covered by Options granted to a single individual under the Plan shall not exceed 1,500,000 Shares. Shares delivered pursuant to the Plan may consist in whole or in part of authorized and unissued Shares or reacquired Shares, and no fractional Shares shall be delivered under the Plan. Cash may be paid in lieu of any fractional Shares in the exercise of Options under the Plan. In the event that Options shall be forfeited or cancelled or shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such forfeited, cancelled, terminated or expired options. For purposes of this Section, the number of Shares deemed to be delivered under the Plan upon the exercise of an Option shall equal the number of Shares as to which the Option is exercised less the number of Shares tendered, if any, pursuant to Section 6.5. However, the number of Shares deemed exercised by the optionee under the applicable option(s) shall be the full number of Shares specified in the exercise notice required under Section 6.5.

     Section 5.2. Dilution and Other Adjustments. In the event of any change in the number of outstanding Shares or Share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the limitations on the numbers of Shares that may be delivered as set forth in Section 5.1, in the number or kind of shares that may be delivered under the Plan, or in the number or kind of shares which are subject to outstanding Options and in the exercise price per Share relating thereto, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

                                   ARTICLE 6

                        TERMS AND CONDITIONS OF OPTIONS

     Section 6.1. Terms and Options. An Option granted under the Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 6 and shall contain such other or additional terms and conditions as the Committee may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan and, in the case of Incentive Options, with the provisions of the Code applicable to "incentive stock options" as described in Section 422 of the Code.

     Section 6.2. Option Price. The purchase price per Share under an Option shall be determined by the Committee, but may not be less than 100 percent of the Fair Market Value of a Share on the date the Option is granted; provided, however, that in the case of any Option granted hereunder prior to either or both of the shareholder approval and authorization by the

New York State Public Service Commission contemplated by Article 11 hereof, for the purpose of determining the purchase price per share, such Option shall be deemed to have been granted on the date of the later to occur of such approval and authorization.

     Section 6.3. Option Period. The period during which an Option may be exercised shall be fixed by the Committee; provided, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted, except that, in the event of the death of an optionee holding one or more options, the option(s) may remain exercisable for up to one year following the optionee's death.

     Section 6.4 Exercisability of Options. The Committee may provide in the Option agreement that such Option may be immediately exercisable, or that such Option shall become exercisable at such times or upon such events as the Committee may specify.

     Section 6.5. Exercise of Option. (a) An Option may be exercised in whole or in part from time to time during the Option period (or, if determined by the Committee, in specified installments during the Option period) by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the purchase price either by cash or such other method as may be permitted by the Committee, including but not limited to (i) check, (ii) tendering (either actually or by attestation) Shares owned by the optionee having a Fair Market Value at the date of exercise equal to such purchase price,
(iii) a third-party exercise procedure, or (iv) in a combination of the foregoing. The Committee, in its sole discretion, may, in lieu of delivering Shares covered by an Option upon its exercise, settle the exercise of the Option by means of a cash payment to the optionee equal to the positive difference between the Fair Market Value on the exercise date and the option price, or by delivering Shares having an aggregate Fair Market Value equal to such a payment, or by a combination of both.

     (b) No Shares shall be delivered in connection with the exercise of an Option until full payment therefor has been made. An optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to such person.

     Section 6.6. Nontransferability of Options. No Option granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, except that the Committee may provide for the transferability of an Option:

     (a) by gift or other transfer to (i) a spouse or other immediate relative, or (ii) a trust or an estate in which the original optionee or the optionee's spouse or other immediate relative has a substantial interest;

     (b) pursuant to a qualified domestic relations order; and

     (c) as may be otherwise permitted by Rule 16b-3 under the Exchange Act; provided, however, that any Option so transferred shall continue to be subject to all the terms and conditions contained in the Option agreement. If so permitted by the Committee, an optionee may designate a beneficiary or beneficiaries to exercise the rights of the optionee under the Plan upon the death of the optionee.

     Section 6.7. Termination of Employment. The Committee shall provide in the Option agreement the terms and conditions applicable to the Option in the event of the optionee's termination of employment by reason of retirement, death, disability or any other reason.

     Section 6.8. Annual Limitation. The maximum aggregate Fair Market Value of Shares (determined as of the date of grant of the Incentive Option) for which Incentive Options are exercisable for the first time by an employee during any calendar year (under the Plan and any other plan of the Company or its subsidiaries) shall not exceed $100,000 as and to the extent required by Section 422(d) of the Code.

     Section 6.9. Withholding Obligations. (a) As a condition to the delivery of any Shares pursuant to the exercise of an Option, the Committee may require that the optionee, at the time of such exercise, pay to the Company an amount sufficient to satisfy any applicable tax withholding obligations or such greater amount of withholding as the Committee shall determine from time to time, or the Committee may take such other action as it may deem necessary to satisfy any such withholding obligations.

     (b) The Committee, in its sole discretion, may permit or require an optionee to satisfy all or a part of the tax withholding obligations incident to the exercise of an Option by having the Company withhold a portion of the Shares that would otherwise be issuable to the optionee. Such Shares shall be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any such Share withholding with respect to an optionee subject to
Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

     Section 7.1. No Implied Rights. No employee or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary or affect any right of the Company or any subsidiary to terminate any employee's employment.

     Section 7.2. Securities Law Compliance. No Shares shall be delivered hereunder unless counsel for the Company shall be satisfied that such delivery will be in compliance with applicable Federal and state securities laws.

     Section 7.3. Ratification of Actions. By accepting any Option or other benefit under the Plan, each employee and each person claiming under or through such person shall be conclusively deemed to have indicated such person's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     Section 7.4. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any employee, optionee or other person. To the extent any person holds any rights by virtue of an Option granted under the Plan, such rights shall constitute general, unsecured liabilities of the Company and shall not confer upon such person any right, title or interest in any assets of the Company.

                                   ARTICLE 8

                          AMENDMENTS OR DISCONTINUANCE

     The Plan may be amended at any time and from time to time by the Board and without the approval of shareholders of the Company, except that no amendment which increases the aggregate number of Shares which may be delivered pursuant to the Plan or which, in the absence of shareholder approval, would cause the Plan not to comply with Rule 16b-3 under the Exchange Act or Section 162(m) of the Code shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under any Option theretofore granted under the Plan.

                                   ARTICLE 9

                                  TERMINATION

     The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan; or

     (b) the tenth anniversary of obtaining shareholder approval provided for in
Article 11 hereof. After termination of the Plan, no Options may be granted. No termination of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under any Option theretofore granted under the Plan.

                                   ARTICLE 10

                    CHANGE IN CONTROL; DISSOLUTION OR MERGER

     Either in contemplation of the Company's undergoing, or in the event the Company undergoes, a change in control (as determined by the Committee) or in the event of a merger or consolidation in which the Company is not to be the surviving corporation, or of a liquidation or reorganization of the Company, the Committee may provide for appropriate adjustments, including accelerating any exercisability or expiration dates, and settlements of Options either at the time the Option is granted or at a subsequent date.

                                   ARTICLE 11

                       SHAREHOLDER APPROVAL AND ADOPTION

     The Plan shall be submitted to the shareholders of the Company for approval. Shares may not be delivered under the Plan unless and until such delivery is authorized by the New York State Public Service Commission. Options may be granted hereunder prior to such approval and authorization but shall be contingent upon obtaining such approval and authorization. The shareholders of the Company shall be deemed to have approved the Plan only if it is approved at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.

                                   ARTICLE 12

                        GOVERNING LAW AND INTERPRETATION

     The provisions of the Plan shall take precedence over any conflicting provision contained in an Option. The Plan shall be governed by and construed in accordance with the laws of the State of New York. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.

- --------------------------------------------------------------------------------

                                                                            LOGO

                                             LETTER TO
LOGO                                         STOCKHOLDERS
                                             NOTICE OF 1996
                                             ANNUAL MEETING
                                             AND
                                             PROXY STATEMENT

                                             MAY 20, 1996
                                             THE THEATER AT
                                             MADISON SQUARE GARDEN

Consolidated Edison Company of New York, Inc.    THIS PROXY IS SOLICITED ON
COMMON STOCK                                     BEHALF OF THE BOARD OF TRUSTEES

- --------------------------------------------------------------------------------

The undersigned hereby appoints E. Virgil Conway, Doanld K. Ross, Raymond J. McCann and Peter J. O'Shea, Jr. and each or any of them with power of substitution, proxies to vote all stock of the undersigned (including any shares held through the Company's Automatic Dividend Reinvestment and Cash Payment Plan) at the Annual Meeting of Stockholders on Monday, May 20, 1996 at 1:30 P.M. at The Theatre at Madison Square Garden, Seventh Avenue between 31st and 33rd Streets, New York, N.Y. or at any adjournments thereof, as specified on the reverse side in the election of Trustees and on the proposals more fully set forth in the proxy statement, and in their discretion on any matters that may come before the meting.

Your vote for the election of Trustees may be indicted on the reverse side. Nominees are: E.V. Conway, G.J. Davis, R.M. Davis, E.V. Futter, A. Hauspurg, S. Hernandez-Pinero, P.W. Likins, R.J. McCann, E.R. McGrath, D.K. Ross, R.G. Schwartz, R.A. Voell and M.V. Whalen, Jr.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR TRUSTEES LISTED ABOVE; "FOR" PROPOSALS 1 AND 2; AND "AGAINST" PROPOSALS 3 AND 4.
- --------------------------------------------------------------------------------

PLEASE DATE AND SIGN ON REVERSE SIDE. TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF TRUSTEES NO BOXES NEED BE CHECKED.

                                                                            CON
                                                                         EDISON

   CON    Consolidated Edison Company of New York, Inc.
EDISON    4 Irving Place, New York, N.Y. 10003


                                                                  April 8, 1996





Below is your proxy card. Please read both sides, sign, vote and return it in the enclosed envelope.


Fold & Tear Here                                               Fold & Tear Here
================================================================================

          The Board of Trustees Recommends a Vote FOR the Following:

  ELECTION OF TRUSTEES                                      WITHHELD
         FOR                                        Authority to vote for all
all nominees listed on the                         nominees on the reverse side
reverse side (execpt as
marked to the contrary below)

         / /                                                  / /

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)

- -------------------------------------------------------------------------------

(1)  Ratification of appointment of independent accountants.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /

(2)  Approval of the 1996 Stock Option Plan.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /


The Board of Trustees Recommends a Vote AGAINST the Following Shareholder Proposals (Nos. 3 and 4):
- --------------------------------------------------------------------------

(3)  Cumulative voting.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /

(4)  Additional compensation information.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /

- --------------------------------------------------------------------------

If you plan to attend the meeting and want an admission ticket, check here. / /

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

PLEASE Mark Your Ballot /X/


                                     , 1996   SIGNATURE(S) SHOULD CORRESPOND
- -----------------------------  ------         WITH THE NAME(S) AS PRINTED.
SIGNATURE(S) OF STOCKHOLDER(S)                NO WITNESS IS REQUIRED.

Consolidated Edison Company of New York, Inc.    THIS PROXY IS SOLICITED ON
$5 CUMULATIVE PREFERRED STOCK                    BEHALF OF THE BOARD OF TRUSTEES

- --------------------------------------------------------------------------------

The undersigned hereby appoints E. Virgil Conway, Doanld K. Ross, Raymond J. McCann and Peter J. O'Shea, Jr. and each or any of them with power of substitution, proxies to vote all stock of the undersigned (including any shares held through the Company's Automatic Dividend Reinvestment and Cash Payment Plan) at the Annual Meeting of Stockholders on Monday, May 20, 1996 at 1:30 P.M. at The Theatre at Madison Square Garden, Seventh Avenue between 31st and 33rd Streets, New York, N.Y. or at any adjournments thereof, as specified on the reverse side in the election of Trustees and on the proposals more fully set forth in the proxy statement, and in their discretion on any matters that may come before the meting.

Your vote for the election of Trustees may be indicted on the reverse side. Nominees are: E.V. Conway, G.J. Davis, R.M. Davis, E.V. Futter, A. Hauspurg, S. Hernandez-Pinero, P.W. Likins, R.J. McCann, E.R. McGrath, D.K. Ross, R.G. Schwartz, R.A. Voell and M.V. Whalen, Jr.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR TRUSTEES LISTED ABOVE; "FOR" PROPOSALS 1 AND 2; AND "AGAINST" PROPOSALS 3 AND 4.
- --------------------------------------------------------------------------------

PLEASE DATE AND SIGN ON REVERSE SIDE. TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF TRUSTEES NO BOXES NEED BE CHECKED.

                                                                            CON
                                                                         EDISON

   CON    Consolidated Edison Company of New York, Inc.
EDISON    4 Irving Place, New York, N.Y. 10003


                                                                  April 8, 1996





Below is your proxy card. Please read both sides, sign, vote and return it in the enclosed envelope.


Fold & Tear Here                                               Fold & Tear Here
================================================================================

          The Board of Trustees Recommends a Vote FOR the Following:

  ELECTION OF TRUSTEES                                      WITHHELD
         FOR                                        Authority to vote for all
all nominees listed on the                         nominees on the reverse side
reverse side (execpt as
marked to the contrary below)

         / /                                                  / /

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)

- -------------------------------------------------------------------------------

(1)  Ratification of appointment of independent accountants.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /

(2)  Approval of the 1996 Stock Option Plan.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /


The Board of Trustees Recommends a Vote AGAINST the Following Shareholder Proposals (Nos. 3 and 4):
- --------------------------------------------------------------------------

(3)  Cumulative voting.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /

(4)  Additional compensation information.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /

- --------------------------------------------------------------------------

If you plan to attend the meeting and want an admission ticket, check here. / /

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

PLEASE Mark Your Ballot /X/


                                     , 1996   SIGNATURE(S) SHOULD CORRESPOND
- -----------------------------  ------         WITH THE NAME(S) AS PRINTED.
SIGNATURE(S) OF STOCKHOLDER(S)                NO WITNESS IS REQUIRED.